EXHIBIT 4.14







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                 AGREEMENT ON SECURITY ASSIGNMENT (pp) OF RIGHTS
                            DATED 23RD DECEMBER, 2002

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THIS AGREEMENT ON SECURITY ASSIGNMENT OF RIGHTS (hereinafter referred as the
"AGREEMENT") was entered into on 23rd December, 2002 in Warsaw, between:

(1) NETIA HOLDINGS S.A., a joint stock company incorporated under the laws of Poland, with registered office in Warsaw, at ul. Poleczki 13, Poland entered in the register of entrepreneurs kept by the District Court in Warsaw, XX Commercial Division of National Court Register, under number KRS 0000041649 ("NETIA HOLDINGS");

(2) BANK POLSKA KASA OPIEKI S.A., a joint stock company incorporated under the laws of Poland, with registered office in Warsaw, at ul. Grzybowska 53/57, Poland entered in the register of entrepreneurs kept by the District Court in Warsaw, XIX Commercial Division of National Court Register, under number KRS 0000014843 ("PEKAO");

(3) THE BANK OF NEW YORK, LONDON BRANCH, incorporated under the laws of the State of New York, with its registered office at One Canada Square, London E14 5AL, registered in England & Wales with BR No. 000818 (the "TRUSTEE");

hereinafter collectively also referred to as the "PARTIES" or individually as the "PARTY".

PREAMBLE

WHEREAS:

(A) Pursuant and subject to the Indenture executed on 23 December, 2003 between Netia Holdings, Netia South Sp. z o.o. with its registered office in Warsaw, Netia Telekom S.A. with its registered office in Warsaw (together the "GUARANTORS"), Netia Holdings BV with its registered office in the Netherlands, the Trustee and ING Bank Slaski S.A. with its registered office in Katowice ("ING BANK SLASKI"), the Guarantors granted the Trustee an absolute, unconditional, joint and several and irrevocable guarantee (such guarantee is governed by English law) of due and punctual payment of all obligations of Netia Holdings BV arising from the issue of the notes by Netia Holdings BV (the "GUARANTEE");

(B) Netia Holdings and PIONEER PEKAO Investment Management S.A. with its regsitered office in Warsaw ("PIONEER") executed on 29 October 2002 a Securities Portfolio Management Agreement (the "SECURITIES MANAGEMENT AGREEMENT").

(C) Netia Holdings and PEKAO executed on 6 November 2002 a Custody Account Agreement (the "CUSTODY ACCOUNT AGREEMENT"), pursuant to which PEKAO has opened and carries out a custody account for Netia Holdings (the "CUSTODY ACCOUNT"), which is comprised of (i) an investment account No. 900005 (the "INVESTMENT ACCOUNT"), (ii) a securities register No. 900005 (the "SECURITIES REGISTER"), and (iii) a cash account No. 12400001-900005-2701-11-EUR (the "CASH ACCOUNT").

(D) PIONEER, acting in the name and on behalf of Netia Holdings, purchased during the course of the Custody Account Agreement for Netia Holdings 18,300 eurobonds issued by FR0000485195 denominated in EUR (the "SECURITIES"), nominal value of EUR 1,000 per each, which have been registered on the Security Register. In addition, PIONEER instructed PEKAO to settle the Securities (the "SETTLEMENT INSTRUCTION") with the settlement day as of 2 January, 2003 (the "SETTLEMENT DAY") (the "BUY SELL BACK


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     TRANSACTION"). The copy of the terms and conditions of the Buy Sell Back
     Transaction (the "TERMS AND CONDITIONS OF THE BUY SELL BACK TRANSACTION") is attached as an Exhibit No. 1 to this Agreement

(E) On 20 December, 2002 the Trustee, ING Bank Slaski and Netia Holdings executed an Escrow Account Agreement (the "ESCROW ACCOUNT AGREEMENT"), based on which a bank account in ING Bank Slaski no. 1800005-62629-999 was opened (the "ESCROW ACCOUNT").

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

1.   SECURITY ASSIGNMENT

1.1 In order to secure the claims to which the Trustee may be entitled in the event of performance of his rights under the Guarantee, Netia Holdings hereby assigns to the Trustee all existing and future rights of Netia Holdings arising from the Custody Account Agreement, including, amongst others, its rights to the Investment Account, its rights to the Securities Register and its rights to the Cash Account ("RIGHTS"), and the Trustee accepts these Rights. The list of assets registered on the Custody Account in the form of a copy of the excerpt from the Securities Register is attached as an Exhibit No. 2 to this Agreement.

1.2 The Trustee and PEKAO hereby represent that they are aware that the power of attorney granted by Netia Holdings to PIONEER in the Securities Management Agreement may be revoked only by way of termination of the Securities Management Agreement, which has not been terminated until the day of execution of this Agreement.

1.3 Netia Holdings hereby unconditionally revokes any and all instructions which until the day of execution of this Agreement have been delivered to PEKAO by Netia Holdings or by PIONEER acting in the name of Netia Holdings pursuant to the Securities Management Agreement and which until the day of execution of this Agreement have not been executed in parts or in a whole save for the Settlement Instruction and the overnight deposits instructions related to the funds standing on the Cash Account (the "OVERNIGHTS INSTRUCTIONS"). PEKAO hereby acknowledge revocation of these instructions.

1.4 Netia Holdings hereby unconditionally undertakes to terminate the Securities Management Agreement upon giving a notice or by mutual agreement no later than until the day of execution of this Agreement. Furthermore, Netia Holdings hereby undertakes by one day following the day of execution of this Agreement to (i) notify PIONEER about execution and scope of this Agreement as well as about revocation of instructions referred to in
     Section 1.3 above, and (ii) deliver to PEKAO written acknowledge of receipt by PIONEER the above mentioned notification.

1.5 From the day of the execution of this Agreement the Trustee, as the only entity entitled to rights and obligations under the Custody Account Agreement, hereby unconditionally and irrevocably instruct PEKAO to wire any and all amounts standing at the Custody Agreement, including the amount obtained from the Settlement Instruction to the Escrow Account, no later than 1 (one) business day following the Settlement Day.

1.6 PEKAO hereby acknowledges the assignment of Rights to the Trustee and obliges itself irrevocably and unconditionally from the day of execution of this Agreement:


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     (i)  to execute the Settlement Instruction as well as the instruction referred to in Section 1.5 above, and

     (ii) not to execute any other instructions, in particular third party's instructions, in particular Netia Holdings or PIONEER's instructions in respect to the Custody Account, save for the Overnight Instructions to be executed until the Settlement Day.

1.7 Netia Holding and the Trustee hereby agree, that the terms and conditions of disposal of the amounts, referred to in Section 1.5 above, once it being wired to the Escrow Account, shall be provided for exclusively in the Escrow Account Agreement executed between these parties.

1.8 Netia Holdings and the Trustee hereby undertake to conclude an agreement for the return transfer of the Rights to Netia Holdings (the "AGREEMENT ON RETURN TRANSFER OF RIGHTS") in the form substantially provided in Exhibit No. 3 to this Agreement, which agreement shall be concluded within 14 (fourteen) days from the day of receipt of the funds referred to in section
     1.5 above, on the Escrow Account.

1.9 In the event that for any reasons Netia Holdings and the Trustee do not execute the Agreement on Return Transfer of Rights, both parties hereby agree that in such an event they will not have any claims against PEKAO.

1.10 Netia Holdings undertakes to redress any damage injured by the Trustee in the event the relevant court declares this Agreement as ineffective with respect to PIONEER.

 2.  REPRESENTATIONS AND WARRANTIES

2.1 Netia Holdings hereby represents and warrants to the Trustee that on the day of entering into this Agreement:

     1) ORGANIZATION OF NETIA HOLDINGS. Netia Holdings is a company duly incorporated and validly existing under the laws of Poland.

     2) CUSTODY ACCOUNT. Netia Holdings is lawful and exclusive owner of the Custody Account.

     3) NO ENCUMBRANCES OR LIMITATIONS TO TRANSFER. The Assigned Rights are free and clear of any encumbrances and any other third party rights.

     4) NETIA HOLDINGS' STATUTE. Netia Holdings' Statute does not contain any provisions that might have an adverse effect on Netia Holdings' ability to exercise its rights resulting from this Agreement. Any consents or resolutions of the statutory authority of Netia Holdings required pursuant to the corporate documents of Netia Holdings to enter into and perform its rights under this Agreement have been obtained or adopted, respectively.

     5) AUTHORIZATION TO ENTER INTO THIS AGREEMENT. Netia Holdings is fully authorized to enter into and perform this Agreement, and has taken all actions necessary to enter into and perform this Agreement, in particular, Netia Holdings has obtained all necessary permits and consents required to enter into and perform its obligations under this


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          Agreement, including without limitations, to carry out the assignment of Rights.

     6) BINDING OBLIGATIONS. The obligations of the Netia Holdings described in this Agreement are legally binding, valid and enforceable against it. 7) RESERVATIONS. Entering into and performance by Netia Holdings of the Securities Management Agreement do not affect the representation given by Netia Holdings in Section 2.1.3) and 2.1.5).

2.2 Netia Holding and PEKAO hereby represent and warrant to the Trustee that save for the Settlement Instruction and the Overnight Instructions, they are not aware of any other instructions ordered to PEKAO by Netia Holdings or PIONEER acting in the name and on behalf of Netia Holdings pursuant to the Securities Management Agreement, which until the day of execution of this Agreement have not been executed in parts or in a whole.

3.   COSTS

3.1 All expenses incurred by PEKAO in the amount of PLN 13,000.00 in connection with the execution and performance of this Agreement shall be borne by Netia Holdings by 7 (seven) day following the date of issue of the invoice by PEKAO.

3.2 All expenses incurred by the Trustee in connection with the execution and performance of this Agreement shall be borne by Netia Holdings



4.   MISCELLANEOUS

4.1  Notices

     All notices ("NOTICE") shall be in writing and shall be delivered:

               4.1.1 if to Netia Holdings:



                Netia Holdings S.A.
                ul. Poleczki 13
                02-822 Warsaw, Poland
                Attention: Zbigniew Lapinski
                Telecopy number      330 2681
                Phone:     330 2605


                Copy to:
                Weil, Gotshal & Manges - Pawel Rymarz Spolka Komandytowa Warsaw Financial Center ul. E. Plater 53, 20th Floor
                00-113 Warsaw, Poland
                Attention: Pawel Rymarz, Artur Zawadowski
                Telecopy number: +48 22 339 4001
                Phone: +48 22 339 4000


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     4.1.2 if to PEKAO:

               Bank PEKAO S.A.
               ul. Grzybowska 53/57
               Warsaw, Poland
               Attention:  Marcin Piekos
               Telecopy number :
               Phone:

     4.1.3      if to the Trustee:

               The Bank of New York, London Branch
               48th Floor, One Canada Square
               London E14 5AL
               United Kingdom
               Attention: Paul Pereira, AVP, Corporate Trust Administration Telecopy number: 44 20 7964 6061/6399
               Phone: 44 20 7964 7495
               Email: ppereira@bankofny.com


               Copy to:


               Linklaters T. Komosa i Wspolnicy Spolka komandytowa ul. Sienna 39
               00-121 Warsaw, Poland
               Attention: Patrick Bell, Marek Grzybowski

               Cadwalader, Wickersham & Taft
               265 Strand, London WC2R 1BH, England
               DX: 238 Chancery Lane
               Attention: Richard L. Nevins, Justin Bickle

               Wardynski, Wiercinski, Sledzinski, Szczepinski, Lachert i Wspolnicy sp.j.
               Aleje Ujazdowskie 12
               00-471 Warsaw, Poland
               Attention: Andrzej Wiercinski


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               Allen & Overy, A. Siemiatkowski Spolka komandytowa
               ul. Zelazna 28/30
               Sienna Center
               00-832 Warsaw, Poland
               Attention: Jacek Jonak, Piotr Lesinski

     or, in each case, to such other address and numbers as may have been furnished in a Notice by such Party to the other Party. Any Notice shall be deemed effective or given upon receipt (or refusal of receipt).

4.2  Governing law

     This Agreement shall be governed by and construed in accordance with the laws of Poland.

4.3  Dispute resolution

     Any disputes arising in connection with the execution of this Agreement shall be resolved by the Arbitration Tribunal at the Association of Polish Banks. Such disputes shall be resolved by three judges in accordance with the Tribunal's Rules of Procedure.

4.4  Amendments

     This Agreement may be amended only by a written annex signed by all Parties, otherwise being null and void.

4.5  Counterparts and language versions

     This Agreement has been executed in 3 counterparts in Polish and 3 counterparts in English. The Parties agree that if for any reason any inconsistency exists between the English and Polish versions, the Polish version shall prevail.


     IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto by the signatures of their fully authorized representatives.



                               NETIA HOLDINGS:


                               By: /S/ EWA DON-SIEMION
                                  ----------------------------------------------
                                  Full name: Ewa Don-Siemion
                                  Title: Vice President, Legal


                               By: /S/ AVRAHAM HOCHMAN
                                  ----------------------------------------------
                                  Full name: Avraham Hochman
                                  Title: Chief Financial Officer


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                            PEKAO:


                            By: /S/ PAWEL MUSZALSKI
                               ----------------------------------------------
                               Full name: Pawel Muszalski
                               Title: Director of Trust Departament


                            By: /S/ MARIUSZ PIEKOS
                                ---------------------------------------------
                                Full name: Mariusz Piekos
                                Title: Director of Client Relations Departament



                            TRUSTEE:


                            By: /S/ PAUL PEREIRA
                               ----------------------------------------------
                               Full name: Paul Pereira
                               Title: Assistant Vice President

                            By: _____________________________________________


                            Full name: ______________________________________


                            Title: __________________________________________



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                                  EXHIBIT NO 1

          COPY OF THE TERMS AND CONDITIONS OF BUY SELL BACK TRANSACTION













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                                  EXHIBIT NO 2

                COPY OF THE EXCERPT FROM THE SECURITIES REGISTER










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                                  EXHIBIT NO 3

             THE FORM OF THE AGREEMENT ON RETURN TRANSFER OF RIGHTS


     THIS AGREEMENT ON RETURN TRANSFER OF RIGHTS (hereinafter referred as the "AGREEMENT") was entered into on [ ], 2003 in Warsaw, between:

     (1) NETIA HOLDINGS S.A., a joint stock company incorporated under the laws of Poland, with registered office in Warsaw, at ul. Poleczki 13, Poland entered in the register of entrepreneurs kept by the District Court in Warsaw, XX Commercial Division of National Court Register, under number KRS 0000041649 ("NETIA HOLDINGS"); and

     (2) THE BANK OF NEW YORK, LONDON BRANCH, incorporated under the laws of the State of New York, with its registered office at One Canada Square, London E14 5AL, registered in England & Wales with BR No. 000818 (the "TRUSTEE").

     hereinafter collectively also referred to as the "PARTIES" or individually as the "PARTY".

    PREAMBLE

    WHEREAS:

     (A) Pursuant and subject to the Indenture executed on 23 December, 2003 between Netia Holdings, Netia South Sp. z o.o. with its registered office in Warsaw, Netia Telekom S.A. with its registered office in Warsaw (together the "GUARANTORS"), Netia Holdings BV with its registered office in the Netherlands, the Trustee and ING Bank Slaski S.A. with its registered office in Katowice ("ING BANK SLASKI"), the Guarantors granted the Trustee an absolute, unconditional, joint and several and irrevocable guarantee (such guarantee is governed by English law) of due and punctual payment of all obligations of Netia Holdings BV arising from the issue of the notes by Netia Holdings BV (the "GUARANTEE");

     (B) Netia Holdings and Bank Polska Kasa Opieki S.A with its registered seat in Warsaw ("PEKAO") executed on 6 November 2002 a Custody Account Agreement (the "CUSTODY ACCOUNT AGREEMENT"), pursuant to which PEKAO has opened and carries out on account of Netia Holdings a custody account (the "CUSTODY ACCOUNT"), which is comprised of (i) an investment account No. 900005 (the "INVESTMENT ACCOUNT"), and (ii) a securities register No. 900005 (the "SECURITIES REGISTER"), and (iii) a cash account No. 12400001-900005-2701-11-EUR (the "CASH ACCOUNT");

     (C) In order to secure the claims to which the Trustee may be entitled in the event of performance of his rights under the Guarantee Netia Holdings, the Trustee and PEKAO executed on 23 December 2002 an agreement on security assignment of rights of Netia Holdings arising from the Custody Account Agreement (the "AGREEMENT ON SECURITY ASSIGNMENT OF RIGHTS");

     (D) On 2nd January, 2003 PEKAO acting under the instruction of PIONEER PEKAO Investment Management S.A. with its seat in Warsaw ("PIONEER") settled the sell of 18,300 eurobonds issued by [ ] denominated in EUR (the "SECURITIES"), nominal value of 1,000 per each and accordingly wired the funds from the Custody Account, including the amount obtained from the settlement of the Securities to the Trustees account held in ING Bank Slaski ("ESCROW ACCOUNT");


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     (E)  Pursuant to Section 1.8 of the Agreement on Security Assignment of
          Rights Netia Holding and the Trustee undertake within 14 (fourteen) days from the day of receipt of the funds on the Escrow Account, conclude an agreement for the return transfer of the rights of the Trustee under the Agreement on Security Assignment of Rights to Netia Holdings.

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

1.   SECURITY ASSIGNMENT

1.1 The Trustee hereby assigns to Netia Holdings all its rights arising from the Custody Account Agreement that the Trustee is entitled under the Agreement on Security Assignment of Rights, including, amongst others, its rights to the Investment Account, its rights to the Securities Register and its rights to the Cash Account ("RIGHTS"), and Netia Holdings accepts these Rights.

1.2 Netia Holdings hereby undertakes to notify PIONEER and PEKAO about execution and the scope of this agreement within one day following execution of this agreement

2.   REPRESENTATIONS AND WARRANTIES

     The Trustee hereby represents and warrants to Netia Holdings that on the day of entering into this Agreement the assigned Rights are free and clear of any encumbrances and any other third party rights subject to concluding and execution by Netia Holdings the Securities Management Agreement as defined in Agreement on Security Assignment of Rights.



3    MISCELLANEOUS


3.1  Notices


           All notices ("NOTICE") shall be in writing and shall be delivered:

           3.1.1       if to Netia Holdings:



                       Netia Holdings S.A.

                       ul. Poleczki 13
                       02-822 Warsaw, Poland
                       Attention: Zbigniew Lapinski
                       Telecopy number      330 2681
                       Phone:     330 2605


                       Copy to:
                       Weil, Gotshal & Manges - Pawel Rymarz Spolka Komandytowa Warsaw Financial Center ul. E. Plater 53, 20th Floor
                       00-113 Warsaw, Poland
                       Attention: Pawel Rymarz, Artur Zawadowski
                       Telecopy number: +48 22 339 4001
                       Phone: +48 22 339 4000


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           3.1.2    if to the Trustee:



                   The Bank of New York, London Branch
                   48th Floor, One Canada Square
                   London E14 5AL
                   United Kingdom
                   Attention: Paul Pereira, AVP, Corporate Trust Administration Telecopy number: 44 20 7964 6061/6399
                   Phone: 44 20 7964 7495
                   Email: ppereira@bankofny.com


                   Copy to:


                   Linklaters T. Komosa i Wspolnicy Spolka komandytowa ul. Sienna 39
                   00-121 Warsaw, Poland
                   Attention: Patrick Bell, Marek Grzybowski

                   Cadwalader, Wickersham & Taft
                   265 Strand, London WC2R 1BH, England
                   DX: 238 Chancery Lane
                   Attention: Richard L. Nevins, Justin Bickle

                   Wardynski, Wiercinski, Sledzinski, Szczepinski, Lachert i Wspolnicy sp.j.
                   Aleje Ujazdowskie 12
                   00-471 Warsaw, Poland
                   Attention: Andrzej Wiercinski

                   Allen & Overy, A. Siemiatkowski Spolka komandytowa ul. Zelazna 28/30
                   Sienna Center
                   00-832 Warsaw, Poland
                   Attention: Jacek Jonak, Piotr Lesinski


           or, in each case, to such other address and numbers as may have been furnished in a Notice by such Party to the other Party. Any Notice shall be deemed effective or given upon receipt (or refusal of receipt).


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3.2  Governing law

     This Agreement shall be governed by and construed in accordance with the laws of Poland.

3.3  Dispute resolution

           Any disputes arising in connection with the execution of this Agreement shall be resolved by the Arbitration Tribunal at the Association of Polish Banks. Such disputes shall be resolved by three judges in accordance with the Tribunal's Rules of Procedure.

3.4  Amendments

     This Agreement may be amended only by a written annex signed by all Parties, otherwise being null and void.

3.5  Counterparts and language versions


     This Agreement has been executed in 2 counterparts in Polish and 2 counterparts in English. The Parties agree that if for any reason any inconsistency exists between the English and Polish versions, the Polish version shall prevail.


IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto by the signatures of their fully authorized representatives.



           NETIA HOLDINGS:


           By: ____________________________

           Full name: ______________________

           Title: __________________________

           By: ____________________________

           Full name: ______________________

           Title: __________________________



           TRUSTEE:

           By: ____________________________

           Full name: ______________________

           Title: __________________________

           By: ____________________________

           Full name: ______________________

           Title: __________________________